                                  EXHIBIT 22.1


                       SUBSIDIARIES OF SPORTS-TECH, INC.


         B H Acquisitions, Inc.                                  (100%)

         Bullhead Casino Corporation                             (100%)

         BRST Mining Company                                     (100%)

         High School Gridiron Report, Inc.                       (100%)

         Alliance Media Corporation                              (100%)

         Stephen Dunn & Associates, Inc.                         (100%)


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